EXHIBIT 4.7

NETWORK INTELLIGENCE CORPORATION

2002 AMENDED AND RESTATED STOCK OPTION PLAN

1. Purpose of the Plan.

This Network Intelligence Corporation Stock Option Plan (the “Plan”) is intended to provide incentives: (a) to the employees of Network Intelligence Corporation (the “Corporation”) and any present or future subsidiaries of the Corporation by providing them with the opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISO” or “ISOs”); (b) to officers, employees, consultants and directors of the Corporation and any present or future subsidiaries by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); and (c) to officers, employees, consultants and directors of the Corporation and any present or future subsidiaries of the Corporation pursuant to stock awards. As used herein, the terms “parent” and “subsidiary” mean “parent Corporation” and “subsidiary Corporation,” respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”).

2. Stock Subject to the Plan.

(a) The total number of shares of common stock, no par value per share, of the Corporation (“Common Stock”) available for stock options and stock awards granted under the Plan shall be 7,137,271 shares of Common Stock. The maximum number of shares of Common Stock available for grants or awards under this Plan shall be subject to adjustment in accordance with Section 13 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

(b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, or any stock award is settled in cash, the shares of Common Stock covered by such option(s) or award(s) shall again be available for the granting of stock options or awards.

(c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

3. Administration of the Plan.

(a) At the discretion of the Corporation’s Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Corporation or (ii) by a committee (the “Committee”) consisting of two or more members of the Corporation’s Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the

Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

(b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

(c) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Corporation and its subsidiaries (from among the class of employees eligible under Section 6 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 6 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 8; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 11) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions; and (vii) determine the size of any Options under the Plan, taking into account the position or office of the optionee with the Corporation, the job performance of the optionee and such other factors as the Committee may deem relevant in the good faith exercise of its independent business judgment. Subject to the provisions of Section 3, the Committee shall also have the authority to grant stock awards under this Plan.

4. Restricted Stock Awards.

(a) A Restricted Stock Award is an award pursuant to which the Corporation may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual awards and grantees.

(b) Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Corporation until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Corporation a stock power endorsed in blank.

(c) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Corporation and its subsidiaries terminates under the conditions specified in the relevant instrument relating to the award, or upon such other event or events as may be stated in the instrument evidencing the award, the Corporation or its assigns shall have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Stock subject to the award at such purchase price as is set forth in such instrument.

(d) The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Corporation or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e) The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

5. Unrestricted Stock Awards.

(a) The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Common Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b) Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Corporation no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c) The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

6. Eligibility for Grant of Options.

Options designated as ISOs may be granted only to employees of the Corporation or any subsidiary. Non-Qualified Options may be granted to any officer, employee, consultant or director of the Corporation or of any of its subsidiaries.

In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Corporation or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Corporation or its subsidiaries, and such other factors as the Committee may deem relevant.

No option designated as an ISO shall be granted to any employee of the Corporation or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of the Corporation or a parent or subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 8 hereof shall apply.

To the extent that the aggregate Fair Market Value (determined at the time the respective ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation and its parent and subsidiary Corporations exceeds $100,000, such ISOs shall be treated as Options that do not constitute Incentive Stock Options.

7. Option Agreement.

Each option shall be evidenced by an option agreement (the “Agreement”) duly executed on behalf of the Corporation and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

8. Option Price.

The option exercise price or prices of shares of the Corporation’s Common Stock for options designated as Non-Qualified Options shall be determined by the Committee, but in no event shall the option exercise price of a Non-Qualified Option be less than the par value of such Common Stock at the time the option is granted. The option exercise price or prices of shares of the Corporation’s Common Stock for incentive stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with Section 422 of the Code and the Regulations promulgated thereunder.

9. Manner of Payment; Manner of Exercise.

(a) The Agreement may provide for the payment of the exercise price by delivery of cash or a check payable to the order of the Corporation in an amount equal to the exercise price of such options. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Corporation, together with a copy of irrevocable instruments to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

(b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Corporation, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Corporation to the person or persons exercising the option at such time, during ordinary business hours, not earlier than ten business days from the date of receipt of the notice by the Corporation, as shall be designated in such notice or at such time, place and manner as may be agreed upon by the Corporation and the person or persons exercising the option.

10. Exercise of Options.

(a) Each option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Agreement.

(b) To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

11. Term of Options; Exercisability.

(a) Term.

(1) Each stock option shall expire not more than ten (10) years from the date of the granting thereof (five years in the case of an ISO granted to an employee owning stock comprising more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary), but shall be subject to earlier termination as herein provided.

(2) Except as otherwise provided in this Section 11, an option granted to any employee optionee who ceases to be an employee of the Corporation or one of its subsidiaries shall terminate on the passage of sixty (60) days after the date such optionee ceases to be an employee of the Corporation or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

(3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Corporation or one of its subsidiaries.

(4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

(5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

(6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee’s employment had occurred.

(b) Exercisability.

(1) An option granted to an employee optionee who ceases to be an employee of the Corporation or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Corporation or one of its subsidiaries.

(2) In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

12. Transferability.

The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, except that an optionee may transfer options that are not ISOs granted under the Plan to the optionee’s spouse or children or to a trust or partnership for the benefit of the optionee or the optionee’s spouse or children. ISOs shall be exercisable during the lifetime of such optionee only by the optionee. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

13. Adjustment for Recapitalizations, Reorganizations and Other Events.

(a) In the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another trust or company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and stock awards may be granted under the Plan and as to which outstanding options or awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

(b) Unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Corporation or (ii) Change in Control (as defined below) of the Corporation, the purchaser(s) of the Corporation’s assets or stock may, in his, her or its discretion, deliver to each optionee the same kind of consideration that is delivered to the stockholders of the Corporation as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding vested options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price thereof. Upon receipt of such consideration by the optionee, the portion of the option for which such payment has been made shall immediately terminate and be of no further force and effect. Notwithstanding the foregoing, the unvested portion of such option or award shall, unless otherwise determined by the Committee in its sole discretion, be assumed by the purchaser(s) of the Corporation’s assets or stock; provided however that the consideration to be received in exchange for such unvested option or award less the option price thereof shall be placed in escrow and delivered to such optionee at the same time and upon the same terms, including continued employment in the case of ISOs, that such options would have vested. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Corporation, in accordance with the provisions of Section 8 hereof.

(c) The Committee shall have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. To the extent permitted by law, upon such a sale, conveyance or a

Change of Control, the Committee may, in its sole discretion, amend any Award Agreement issued under the Plan in such manner as it deems appropriate, including without limitation, by amendments that advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate.

(d) For purposes of the Plan, a “Change of Control” shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Corporation with another entity where the Corporation is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or consolidation are less than a majority of the Board of the surviving entity; (2) the sale of all or substantially all of the Corporation’s assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; or (3) a transaction or series of related transactions, including a merger of the Corporation with another entity where the Corporation is the surviving entity, but excluding any equity financing transactions, whereby (i) 50% or more of the voting stock of the Corporation after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within sixty (60) days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s). For the avoidance of doubt, the occurrence of a Change of Control shall not be deemed to be a material diminution or reduction in an employee’s duties or responsibilities.

(e) Upon dissolution or liquidation of the Corporation, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Corporation or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any option or award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Corporation.

(f) No fraction of a share shall be purchasable or deliverable upon the exercise of any option or stock award, but in the event any adjustment hereunder of the number of shares covered by the option or award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

14. No Special Employment Rights.

Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Corporation (or any subsidiary) or interfere in any way with the right of the Corporation (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

15. Withholding.

The Corporation’s obligation to deliver shares upon settlement of an award or upon the exercise of any option granted under the Plan, or to make any cash payment in connection with an award, and any payments or transfers under Section 13 hereof, shall be subject to the option or award holder’s satisfaction of all applicable Federal, state, local and foreign governmental tax withholding requirements. Whenever cash is to be paid pursuant to an award under the Plan, the Corporation shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all applicable tax withholding requirements related to such payment. Whenever shares of Common Stock are to be delivered pursuant to an award or the exercise of an option under the Plan, the Corporation shall be entitled to require as a condition of delivery that the option or award holder remit to the Corporation an amount sufficient in the opinion of the Corporation to satisfy all applicable tax withholding requirements related thereto. In the sole discretion of the Committee (on such terms and conditions as the Committee may impose), the option or award holder may satisfy the foregoing condition by electing to have the Corporation withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

16. Restrictions on Issue of Shares.

(a) Notwithstanding the provisions of Section 9, the Corporation may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Corporation are then listed or traded.

(b) It is intended that all exercises of options shall be effective, and the Corporation shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Corporation shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Corporation in writing.

17. Loans.

The Corporation may not make loans to optionees to permit them to exercise options.

18. Modification of Outstanding Options.

The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of this Plan.

19. Approval of Stockholders.

The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Corporation present, or represented, and entitled to vote at a duly held stockholders’ meeting after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

20. Termination and Amendment.

Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Corporation. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board of Directors may not terminate, modify, or amend the Plan without stockholder approval if such stockholder approval is expressly required by applicable law. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 13, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

21. Reservation of Stock.

The Corporation shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith.

22. Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Corporation, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Corporation.

23. Purchase for Investment; Rights of Holder on Subsequent Registration.

Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Corporation shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation to the Corporation which is satisfactory in form and scope to counsel for the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Corporation shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from registration under the Securities Act of 1933 or other applicable statutes, then the Corporation may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Corporation and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

24. Compliance With Rule 16b-3.

It is intended that the provisions of this Plan and any option granted hereunder to a person subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, as amended, shall comply in all respects with the terms and conditions of Rule 16b-3 promulgated under the Exchange Act or any successor provisions thereto. Any agreement granting options shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Exchange Act.

25. Lock-up Agreement.

The optionee will not, for such period following the effective date of the Corporation’s initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission as the managing underwriter of such offering shall reasonably request, but in any event not to exceed 180 days, directly or indirectly, sell, offer to sell or otherwise dispose of the Corporation’s securities other than any securities which are included in such initial public offering.

Adopted by the Board of Directors: March 14, 2002

Approved by the stockholders: March 14, 2002